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Exhibit 10.1

UNITED STATIONERS INC.
2000 MANAGEMENT EQUITY PLAN
(AS AMENDED AND RESTATED AS OF JULY 31, 2002)

1.    PURPOSE AND HISTORY

United Stationers Inc. 2000 Management Equity Plan (the "Plan") was established by United Stationers Inc., a Delaware corporation ("United") effective as of May 10, 2000 to attract and retain outstanding individuals as key employees and members of the Board of Directors ("Directors") of United (the "Board") and the Subsidiaries (United and each such Subsidiary (defined below) is referred to individually as a "Company" and collectively as the "Companies"), and to provide incentives for such key employees and Directors to achieve the objectives and promote the business success of the Companies by providing to such individuals opportunities to acquire common shares of United (sometimes referred to in this Plan as "Shares") through the exercise of stock options and thereby provide such individuals with a greater proprietary interest in and closer identity with United and its financial success. Effective as of July 31, 2002 (the "Effective Date" of the Plan as amended, restated and continued and as set forth herein), the Plan has been amended, restated, and continued in the form as set forth in this document. The Plan, as amended and restated herein, shall be applicable to any Options granted hereunder on or after the Effective Date. Options granted under this Plan prior to the Effective Date shall be subject to the Plan as in effect from time to time prior to the Effective Date, and the provisions of the Plan, as amended and restated herein, shall be inapplicable to such Options.

For purposes of the Plan, the term "Subsidiary" means any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or indirectly, by United (or by any entity that is a successor to United), and any other business venture designated by the Committee in which United (or any entity that is a successor to United) has a significant interest, as determined in the discretion of the Committee.

Options granted under this Plan may be either nonqualified stock options or incentive stock options ("Incentive Options"). (Nonqualified stock options and Incentive Options, collectively or individually, "Options"). Options granted under this Plan and designated as Incentive Options by the Committee (as herein defined) are intended to be "incentive stock options" within the meaning of that term in section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). To the extent deemed appropriate by the Committee, the provisions of this Plan with respect to Incentive Options and of each Incentive Option granted hereunder shall be interpreted in a manner consistent with that section and all valid regulations issued thereunder. Incentive Options may not be granted under this Plan to Directors, except to those Directors who are also employees of any Company at the time of the Option grant.

2.    ADMINISTRATION

The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee"). The Committee shall be the Human Resources Committee of the Board, or shall be such other committee selected by the Board, and shall consist solely of members of the Board. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. The Committee, in its discretion, shall interpret the Plan and shall prescribe, amend and rescind rules and regulations relating thereto and make all other determinations necessary, advisable or desirable for the administration of the Plan. Any such action by the Committee shall be final and conclusive on all persons having any interest in the Options or Shares to which such action relates. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

Without limitation on the foregoing, the Committee shall determine, within the limits of the express provisions of this Plan, those key employees and Directors to whom, and the time or times at which, Options shall be granted to such key employees or Directors. The Committee shall determine the number of Shares to be subject to each Option, whether an Option will be a nonqualified stock option or an Incentive Option, the duration and exercise price of each Option, the time or times within which (during the term of the Option) all or portions of each Option may be exercised, whether or not the exercise schedule will be accelerated, the restrictions applicable to each Option, and whether cash, Shares, or other property may be accepted in full or partial payment upon exercise of an Option. In making such determinations, the Committee may take into account the nature of the services rendered by the Participants (as herein defined), their present and potential contributions to the Companies' success and such other factors as the Committee in its discretion shall deem relevant.

The Committee may delegate to one or more of its members, or to one or more other persons, such of its duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. Without limiting the foregoing, the Board or the Committee (but not including any person action for the Committee solely by reason of having the Committee's authority delegated to that person) may delegate to any one or more of the elected officers of United the ability to grant Options under the Plan to employees of the Companies (excluding Directors and persons who are treated as "officers" under SEC Rule 16a-1(f)), to determine the number of shares subject to such Options, and to determine the terms and conditions of such Options, subject to such restrictions and limitations as the Committee may impose from time to time.

3.    SHARES AVAILABLE

Subject to the adjustments provided in Section 6, the maximum aggregate number of Shares which may be delivered for all purposes under the Plan shall be three million seven hundred thousand (3,700,000) Shares. Subject to the adjustments provided in Section 6, the maximum number of Shares available to any one Participant under this Plan through Options granted in any one calendar year is eight hundred thousand (800,000) Shares. Each Option when granted shall state the number of Shares to which it pertains. If, for any reason, any Shares as to which Options have been granted cease to be subject to purchase thereunder, including, without limitation, the expiration of such Option, the termination of such Option prior to exercise or the forfeiture of such Option, such Shares shall thereafter be available for grants to such individual or other individuals under the Plan. To the extent any Shares are not delivered to a Participant because they are used to satisfy the applicable tax withholding obligations, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. If the exercise price of any Option is satisfied by tendering Shares (by either actual delivery or by attestation), only the number of Shares issued net of the Shares tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery. Options granted under the Plan may be fulfilled in accordance with the terms of the Plan with either authorized and unissued shares of the common stock of United or issued shares of such common stock held in United's treasury.

4.    ELIGIBILITY, BASIS OF PARTICIPATION, AND TERMINATION OF EMPLOYMENT

  a.    The "Participants" in the Plan will consist of such key employees and Directors of the Companies as the Committee in its sole discretion from time to time designates within the limits of the express provisions of this Plan. The Committee's designation of a Participant at any time shall not require the Committee to designate such person at any other time.

  b.    Except as otherwise expressly provided in this Plan or by the Committee, the date of a Participant's "termination of employment" with respect to any Option is the first day occurring on or after the date of grant of the Option on which the Participant is not employed by the Companies, regardless of the reason for the termination of employment; provided that a termination of employment shall not be deemed to occur by reason of the Participant's transfer between any of the Companies; and further provided that the Participant's employment shall not be considered terminated while the Participant is on a leave of absence from the Companies approved by the Participant's employer. If, as a result of a sale or other transaction, the Participant's employer ceases to be a Subsidiary (and the Participant's employer is or becomes an entity that is separate from United), and the Participant is not, at the end of the 30-day period following the transaction, employed by United or a Subsidiary, then the occurrence of such transaction shall be treated as the Participant's date of termination of employment caused by the Participant being discharged by the employer.

5.    GRANTS OF STOCK OPTIONS

The Options granted under this Plan shall be in such number and form and upon such terms and conditions as the Committee shall from time to time determine, subject to the provisions of this Plan, including the following:

  a.    OPTION PRICE. The Option exercise price for each Option shall be established by the Committee; provided that the Option exercise price shall in no event be less than 100% of the Fair Market Value (as defined in Section 10) of the Shares subject to such Option at the time such Option is granted. In the case of an Incentive Option granted to a Participant who at the time of grant owns (directly or indirectly) shares aggregating more than 10% of the total combined voting power of all classes of shares of United or any parent or subsidiary corporation (within the meaning of section 424 of the Code) of United ("10% Owner"), the Option exercise price shall be at least 110% of such Fair Market Value of the Shares subject to such Incentive Option at the time such Incentive Option is granted.

  b.    EXERCISABILITY OF STOCK OPTION. Except as otherwise provided by the Plan, no Option by its terms shall be exercisable after the expiration of ten (10) years from the date of the grant of the Option; provided, however, an Incentive Option granted to a 10% Owner shall not be exercisable after the expiration of five (5) years from the date such Option is granted. Subject to the preceding sentence, each Option granted under this Plan shall be for such period as the Committee shall determine, which period may include, without limitation, early termination of the Option upon the Participant's termination of employment or cessation as a Director. Each Option shall be exercisable in such installments as may be determined by the Committee at the time of the grant.

  c.    METHOD OF EXERCISE. Options may be exercised by giving written notice to the Treasurer of United, stating the number of whole Shares with respect to which the Option is being exercised and tendering payment therefor. In the discretion of the Committee, payment for Shares may be made in cash, other Shares (by either actual delivery of Shares or by attestation) held for at least six months or such other period deemed appropriate by the Committee, "cashless exercise" through a third party, a combination of the foregoing, or by any other means which the Committee determines. It shall be a condition to the performance of United's obligation to issue or transfer Shares upon exercise of an Option that the person exercising the Option pay, or make provision satisfactory to the appropriate Company for the payment of, any taxes which the Company is obligated to collect with respect to the issue or transfer of Shares upon such exercise.

  d.    MAXIMUM INCENTIVE OPTION EXERCISE. The aggregate Fair Market Value (determined at the time Incentive Options are granted) of the Shares with respect to which Incentive Options are exercisable for the first time by a Participant during any calendar year under all plans of the Companies shall not exceed one hundred thousand dollars ($100,000).

  e.    LIMITATION FOR INCENTIVE OPTION TREATMENT. To the extent required by law, but subject to any earlier cancellation and termination of the Option as provided in this Plan or the Option, and except as otherwise provided by the Committee, a Participant who ceases to be employed by the Companies for any reason other than death or disability shall not have the right to exercise his or her Incentive Options at any time after three (3) months after such cessation of employment and continue to have such Options treated as Incentive Options. To the extent required by law, a Participant who ceases to be employed by the Companies because of disability shall have no more than one (1) year after such cessation of employment to exercise his or her Incentive Options and continue to have such Options treated as Incentive Options. To the extent a Director exercises Options granted as Incentive Options more than three (3) months after the Director ceased to be an employee of the Companies and to the extent required by law, such Options granted as Incentive Options shall be treated as nonqualified stock options.

  f.    LIMIT ON INDIVIDUAL GRANTS. In any calendar year, the maximum number of Shares with respect to which Options may be granted under the Plan to any one Participant is eight hundred thousand (800,000) Shares (subject to adjustment in accordance with Section 6 of the Plan).

  g.    AGREEMENT WITH UNITED. An Option granted under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Option to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document. Such document may be referred to as an "Option agreement" regardless of whether any Participant signature is required.

Without limitation on the foregoing, the grant of any Options may be subject to other provisions, not inconsistent with the Plan (whether or not applicable to the Option granted to any other Participant) as the Committee, in its sole discretion determines appropriate, including, without limitation, restrictions on resale or other disposition, installment exercise limitations, noncompete restrictions, such provisions as may be appropriate to comply with federal, state or foreign securities or other laws and stock exchange requirements, and undertakings or conditions as to the Participant's employment in addition to those specifically provided for under this Plan. However, to the extent that any such provisions, other than those that the Committee determines to be necessary or advisable to comply with then applicable laws or stock exchange requirements, have the effect of limiting or restricting the rights of the Participant under any Option, such provision shall be effective only if either (i) the provision is included in the initial Option agreement reflecting the terms of the Option grant; or (ii) the Participant consents to the provision.

6.    ADJUSTMENT OF SHARES

In the event of a corporate transaction involving United (including, without limitation, any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee (or the board of directors of any corporation or comparable governing body of any other type of entity assuming the obligations of United hereunder) may adjust the Options to preserve the benefits or potential benefits of the Options. Action by the Committee or other entity may include: (i) adjustment of the number and kind of shares (or other securities) which may be delivered under the Plan; (ii) adjustment of the number and kind of shares (or other securities) subject to outstanding Options; (iii) adjustment of the exercise price of outstanding Options; or (iv) any other adjustments that the Committee or other entity determines to be equitable (which may include, without limitation, (I) replacement of Options with other awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, (II) cancellation of the Option in return for cash payment of the current value of the Award, determined as though the Option is fully vested at the time of payment, and such value may be equal to the excess of value of the Shares subject to the Option at the time of the transaction over the exercise price), and (III) replacement with other types of awards.)

7.    CHANGE OF CONTROL

Notwithstanding any provision in the Plan (including, without limitation, Section 6) to the contrary, upon the occurrence of a Change of Control:

(i)
If a Participant holds outstanding Options which, immediately prior to the Change of Control, cover Shares as to which the Option is not then vested or exercisable (the "Non-Vested Shares"), and the Participant's date of termination of employment or service as a director does not occur between the date of the Option grant to the Participant and the date of a Change of Control, then, as of the date of the Change of Control, each such Option shall become exercisable as to one half of the Non-Vested Shares; provided that, if the Option is otherwise scheduled to become exercisable as to different portions of the Non-Vested Shares on different dates, then the acceleration shall apply to one-half of the Non-Vested Shares scheduled to become vested on each such date.

(ii)
If (A) during the one year period following the date of the Change of Control, a Participant's termination of employment occurs by the Companies without Cause or by the Participant for Good Reason, and (B) at the termination of employment, any such Options which were granted before the Change of Control are not fully vested, then all such Options granted before the Change of Control held by the Participant shall become fully vested and exercisable on the termination of employment.

(iii)
If (A) a Participant's termination of employment occurs during an Anticipated Change of Control by the Companies without Cause or by the Participant for Good Reason, and (B) within one year following the termination of employment, a Change of Control occurs, then the Participant's Options (including Options that otherwise may have expired on or after termination of employment and prior to the Change of Control date) shall become exercisable by the Participant (or, in the event of the Participant's death after the termination of employment, the Participant's beneficiary) on the date of the Change of Control, and shall remain exercisable for the exercise period that would have applied if the termination of employment (by the Companies without Cause or by the Participant for Good Reason) occurred on the Change of Control date, provided that such exercise period shall expire in no event later than the date on which the Option would have expired if the Participant had remained employed by the Companies or, if later, 30 days after the Change of Control (provided that in no event shall an Incentive Option be exercisable more than ten years after the date of grant).

  For purposes of this Section 7, if a non-employee Director ceases to be a member of the Board, he or she shall be treated as having been terminated by a Company without Cause on the date of such cessation unless the Director is removed from the Board for cause (as that term is defined in Article Sixth, Section 5 of United's restated certificate of incorporation as in effect on the Effective Date). Except as otherwise provided in the preceding sentence with respect to a Director, "Cause" shall mean: (a) the Participant's continued failure to perform substantially the duties of the Participant with the Companies (other than any such failure resulting from incapacity due to physical or mental illness or death), after a written demand for improvement and substantial performance is delivered to the Participant (by the Board for the chief executive officer of United, by the chief executive officer of United for officers other than the chief executive officer, and by an officer of United for Participants other than officers) which specifically identifies the failure which when judged by objective standards is clearly and significantly detrimental to the Companies; (b) the Participant's engaging in an intentional, fraudulent act in the conduct of the business of the

  Companies which is demonstrably injurious to the Companies; or (c) the Participant's conviction of, or plea of guilty or nolo contendere to, any criminal violation (other than a traffic-related violation) involving dishonesty, fraud, breach of trust or sexual offense or any criminal felony violation (other than a traffic-related violation). "Good Reason" shall exist upon the occurrence of any of the following events: (a) a diminution in Participant's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities (including the assignment to Participant of any duties inconsistent with Participant's position, authority, duties or responsibilities), excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Companies promptly after receipt of notice thereof given by the Participant; (b) the Companies shall (i) reduce the base salary or bonus or incentive opportunity of the Participant or (ii) substantially reduce in the aggregate the Participant's benefits; or (c) the Companies shall require Participant to relocate Participant's principal business office to any location more than 50 miles from its location prior to the Change of Control or Anticipated Change of Control. An "Anticipated Change of Control" shall exist during any period in which the circumstances described in paragraphs (I) or (II), below, exist (provided, however, that an Anticipated Change of Control shall cease to exist not later than the occurrence of a Change of Control):

  (I)
  United enters into an agreement, the consummation of which would result in the occurrence of a Change of Control, provided that an Anticipated Change of Control described in this paragraph (I) shall cease to exist upon the expiration or other termination of all such agreements.

  (II)
  Any person (including, without limitation, United) publicly announces an intention to take or to consider taking actions the consummation of which would constitute a Change of Control; provided that an Anticipated Change of Control described in this paragraph (II) shall cease to exist upon the withdrawal of such intention, or upon a reasonable determination by the Committee that there is no reasonable chance that such actions would be consummated.

For the purposes of this Plan, a "Change of Control" means:

a. Any "Person" (having the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended ("1934 Act") and used in Sections 13(d) and 14(d) thereof, including a "group" within the meaning of Section 13(d)(3)) has or acquires "Beneficial Ownership" (within the meaning of Rule 13d-3 under the 1934 Act) of 30% or more of the combined voting power of United's then outstanding voting securities entitled to vote generally in the election of directors ("Voting Securities"); provided, however, that in determining whether a Change of Control has occurred, Voting Securities which are held or acquired by (i) United or any of its Subsidiaries or (ii) an employee benefit plan (or a trust forming a part thereof) maintained by United or any of its Subsidiaries shall not constitute a Change of Control. Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person acquired Beneficial Ownership of more than the permitted amount of Voting Securities as a result of the issuance of Voting Securities by United in exchange for assets (including equity interests) or funds with a fair value equal to the fair value of the Voting Securities so issued; provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the issuance of Voting Securities by United, and after such issuance of Voting Securities by United, such Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the Voting Securities Beneficially Owned by such Person to more than 50% of the Voting Securities of United, then a Change of Control shall occur.

b. At any time during a period of two consecutive years, the individuals who at the beginning of such period constituted the Board (the "Incumbent Board") cease for any reason to constitute more than 50% of the Board; provided, however, that if the election, or nomination for election by United's stockholders, of any new director was approved by a vote of more than 50% of the directors then comprising the Incumbent Board, such new director shall, for purposes of this subsection (b), be considered as though such person were a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of (i) either an actual "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board (a "Proxy Contest"), or (ii) by reason of any agreement intended to avoid or settle any actual or threatened Election Contest or Proxy Contest.

c. Consummation of a merger, consolidation or reorganization or approval by United's stockholders of a liquidation or dissolution of United or the occurrence of a liquidation or dissolution of United ("Business Combination"), unless, following such Business Combination:

(i)
the Persons with Beneficial Ownership of United, immediately before such Business Combination, have Beneficial Ownership of more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation (or in the election of a comparable governing body of any other type of entity) resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns United or all or substantially all of United's assets either directly or through one or more subsidiaries) (the "Surviving Company") in substantially the same proportions as their Beneficial Ownership of the Voting Securities immediately before such Business Combination;

(ii)
the individuals who were members of the Incumbent Board immediately prior to the execution of the initial agreement providing for such Business Combination constitute more than 50% of the members of the board of directors (or comparable governing body of a noncorporate entity) of the Surviving Company; and

(iii)
no Person (other than United, any of its Subsidiaries or any employee benefit plan (or any trust forming a part thereof) maintained by United, the Surviving Company or any Person who immediately prior to such Business Combination had Beneficial Ownership of 30% or more of the then Voting Securities) has Beneficial Ownership of 30% or more of the then combined voting power of the Surviving Company's then outstanding voting securities. Notwithstanding this subsection (iii), a Change of Control shall not be deemed to occur solely because any Person acquired Beneficial Ownership of more than 30% of Voting Securities as a result of the issuance of Voting Securities by United in exchange for assets (including equity interests) or funds with a fair value equal to the fair value of the Voting Securities so issued.

d. Approval by United's stockholders of an agreement for the assignment, sale, conveyance, transfer, lease or other disposition of all or substantially all of the assets of United to any Person (other than a subsidiary of United or other entity, the Persons with Beneficial Ownership of which are the same Persons with Beneficial Ownership of United and such Beneficial Ownership is in substantially the same proportions), or the occurrence of the same.

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person acquired Beneficial Ownership of more than the permitted amount of Voting Securities as a result of the acquisition of Voting Securities by United which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by such Person; provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by United, and after such acquisition of Voting Securities by United, such Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the Voting Securities Beneficially Owned by such Person, then a Change of Control shall occur.

8.    LIMITATIONS ON TRANSFERABILITY

No Incentive Option granted to a Participant shall be transferable by the Participant except by will or by the laws of descent and distribution. The Committee in its sole discretion may permit a Participant to transfer Options, other than Incentive Options, subject to any conditions or limitations specified by the Committee including without limitation, classifications or categories of permissible transferees.

9.    LEGAL AND OTHER REQUIREMENTS

Each Option granted under this Plan shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the Shares issuable or transferable upon the exercise of the Option upon any securities exchange or under the applicable laws of the United States, any state, or any other country, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with the granting of such Option, or the issuance, transfer or purchase of Shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. United shall not be obligated to sell or issue any Shares in any manner in contravention of the Securities Act of 1933, as amended ("Securities Act"), or any other applicable federal, state, or foreign securities or other law. No adjustment with respect to any Shares covered by Options other than pursuant to Section 6 hereof shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is delivered.

If a registration statement under the Securities Act, with respect to Shares issuable upon exercise of an Option, is not in effect at the time such Option is exercised, United may require, for the sole purpose of complying with the Securities Act, that prior to delivering such Shares to the exercising Participant, such Participant must deliver to the Secretary of United a written statement (i) representing and warranting that such Shares are being acquired for investment only and not with a view to the resale or distribution thereof, (ii) acknowledging and confirming that such Shares may not be sold unless registered for sale under the Securities Act or pursuant to an exemption from such registration and (iii) agreeing that the certificates representing such Shares shall bear a legend to the effect of the foregoing.

10.  WITHHOLDING TAXES

Each Company shall comply with the obligations imposed on the Company under applicable tax withholding laws, if any, with respect to Options granted hereunder, Shares transferred upon exercise thereof, and the disposition of such Shares thereafter, and shall be entitled to do any act or thing to effectuate any such required compliance, including, without limitation, withholding from amounts payable by the Company to a Participant and making demand on a Participant for the amounts required to be withheld. The Participant will reimburse the Company for any taxes required to be withheld or otherwise deducted with respect to the Participant's exercise of all or any portion of the Option. The Company may withhold from any cash compensation paid to the Participant or on the Participant's behalf, an amount sufficient to discharge any taxes imposed on the Company and which otherwise has not been reimbursed by the Participant with respect to the Participant's exercise of all or any portion of the Option. The Company may, in its discretion, hold the stock certificate to which the Participant otherwise would be entitled upon exercise of the Option as security for the payment of the aforementioned tax liability, until cash sufficient to pay that liability has been accumulated, and may, in its discretion, effect such withholding by retaining Shares issuable upon the exercise of the Option having a Fair Market Value on the date of exercise equal to the amount to be withheld.

If the Committee so permits, a Participant, or upon the Participant's death, the Participant's beneficiary, may satisfy, in whole or in part, the obligation to pay the Company any amount required to be withheld under the applicable federal, state and local or foreign tax laws in connection with exercise of an Option under this Plan by: (i) having the Company withhold from the Shares to be acquired upon the exercise of the Option, (ii) delivering to the Company either previously acquired Shares or Shares acquired upon the exercise of the Option which the Participant or beneficiary was unconditionally obligated to deliver to the Company or (iii) any other means which the Committee determines. The "Fair Market Value" of Shares shall be determined in accordance with procedures established by the Committee. Any amounts required to be withheld in excess of the value of Shares withheld or delivered shall be paid in cash or withheld from other compensation paid by the Company.

11.  EFFECT ON EMPLOYMENT, COMPENSATION AND STOCKHOLDER STATUS

Neither the adoption of this Plan nor the grant of any Options, nor ownership of Options or Shares shall be deemed or construed to obligate any Company to continue the employment of any Participant, or the appointment or election of any Participant as a director or officer, for any particular period. The Options and the Shares acquired pursuant to the exercise of such Options are a matter of separate inducement and are not in lieu of any salary or other compensation for services. No Option confers upon any Participant any rights as a stockholder of United prior to the date on which the Participant fulfills all conditions for receipt of such rights.

12.  NOTICE OF SALE OF SHARES

A Participant shall provide prompt notice of the disposition of any Shares acquired by the Participant upon exercise of an Incentive Option granted hereunder within two years from the date such Incentive Option was granted or within one year after the transfer of such Shares to the Participant; provided, however, that a transfer to a trustee, receiver, or other fiduciary in any insolvency proceeding, as described in section 422(c)(3) of the Code, shall not be deemed to be such a disposition.

13.  INDEMNIFICATION OF COMMITTEE

No member or agent of the Committee shall be personally liable for any action, determination or interpretation made with respect to the Plan and each member of the Committee shall be indemnified by United to the fullest extent permitted by Delaware law and the governing instruments of United.

14.  AMENDMENT OR TERMINATION OF PLAN

The Board may amend or terminate this Plan at any time, but no such action shall reduce the number of Shares subject to the then outstanding Options granted to any Participant or adversely to the Participant change the terms and conditions of outstanding Options without the Participant's consent (or if the Participant is not alive, the consent of the affected beneficiary of the Participant); provided that adjustments pursuant to Section 6 shall not be subject to the foregoing limitations of this Section 14. No Incentive Option may be granted after ten (10) years from the original effective date of adoption of this Plan.

15.  EFFECTIVE DATE

The Plan first became effective May 10, 2000. The Plan was amended, restated, and continued as of July 31, 2002, the "Effective Date" of the Plan as amended, restated and continued and as set forth herein.

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  Exhibit 10.1